EXHIBIT 10.1

                       DATED THE 13th DAY OF JANUARY 2003

                  (1)         IMMTECH INTERNATIONAL INC.

                              and

                  (2)         MR. CHAN KON FUNG

                              and

                  (3)         LENTON FIBRE OPTICS DEVELOPMENT LIMITED

--------------------------------------------------------------------------------

                            SHARE PURCHASE AGREEMENT

                              RELATING TO SHARES IN

                     LENTON FIBRE OPTICS DEVELOPMENT LIMITED

--------------------------------------------------------------------------------

                               Siao, Wen and Leung
                              Solicitors & Notaries
                         15th Floor, Hang Seng Building
                            77 Des Voeux Road Central
                                    Hong Kong
                              Tel: (852) 2103-9888
                              Fax: (852) 2525-4630

THIS AGREEMENT is made on the 13th day of January 2003

BETWEEN

(1) IMMTECH INTERNATIONAL INC., a company incorporated in Delaware with its principal place of business at 150 Fairway Drive, Suite 150, Vernon Hills, IL 60061, United States of America (the "Purchaser"); and

(2) MR. CHAN KON FUNG of Flat B, 16th Floor, 132 Broadway, Mei Foo Sun Chuen, Kowloon, Hong Kong (the "Seller"), and

(3) LENTON FIBRE OPTICS DEVELOPMENT LIMITED, a company incorporated in Hong Kong under the Companies Ordinance with registered number 673085 whose registered office is at 15th Floor, Hang Seng Building, 77 Des Voeux Road Central, Hong Kong (the "Company").

WHEREAS

(A) As at the date hereof the Company has an authorised share capital of HK$12,500,000.00 divided into 12,500,000 shares of HK$1.00 each, of which 12,074,000 shares have been issued and are fully paid up. Further particulars of the Company are set out in Schedule 1.

(B) The Seller beneficially owns, free and clear of any lien, charges or encumbrance, 12,074,000 Shares of the Company, of which 12,073,999 Shares are registered in the name of the Seller and one Share is registered in the name of Seconom Limited as nominee of the Seller.

(C) The Purchaser wishes to purchase, and the Seller wishes to sell, the Transaction Shares (as hereafter defined) to the Purchaser upon the terms and conditions set forth herein.

(D) The Seller has agreed to guarantee the obligations of the Company hereunder.

(E)   The Company and the Seller represent and warrant to the Purchaser:

      1. the Seller owns, free and clear of liens, and encumbrances, 12,074,000 Shares of the Company;

      2. the "Business" of the Company, (i) since its inception, has been the intermittent leasing of the Land to hold storage containers and (ii) is now the development of the Land in the PRC for the construction and operation of the Plant to manufacture pharmaceutical products by itself and under license from the Purchaser and others;

      3. in exchange for 1,200,000 shares of common stock of the Purchaser, US$0.01 par value ("Common Stock"), the Seller will transfer to the Purchaser 9,659,200 Shares representing 80% of the issued and outstanding Shares; and

      4. each knows of no reason that would prevent the construction of the Plant on the Land.

NOW IT IS HEREBY AGREED as follows:-

1     INTERPRETATION

1.01  In this Agreement, unless the context requires otherwise:-

"Accounting Date" means 31st December, 2002;

"Accounts" means the management balance sheet of the Company made up as at the Accounting Date and the management profit and loss account of the Company for the year ended on that date, copies of which are annexed hereto and initialled for the purposes of identification by the parties hereto;

"Agreement" means this agreement as amended, modified, varied or supplemented from time to time;

"Business Day" means any day on which banks in Hong Kong are open for business other than a Saturday;

"Companies Ordinance" means the Companies Ordinance (Chapter 32 of the Laws of Hong Kong);

"Completion" means completion of the purchase of the Transaction Shares as specified in Clause 5;

"Completion Date" means the Business Day falling not more than three Business Days after all the conditions set out in Clause 4 have been satisfied or waived, as applicable (or such other date as the parties may agree in writing prior to Completion);

"Consideration Shares" means the shares in the capital of the Purchaser to be allotted and issued to the Seller as specified under Clause 3.01.

"Deed of Indemnity" means the deed in the form set out in Schedule 4;

"HK$" means Hong Kong dollars, the lawful currency of Hong Kong;

"Hong Kong" means the Hong Kong Special Administrative Region of the People's Republic of China;

"Land" means the property particulars of which are set out in Schedule 2;

"Plant" means a "good manufacturing practice" facility (a facility designed to ensure the quality of the pharmaceutical products produced and that products are produced under sanitary conditions) capable of producing reasonable commercial quantities of the Purchaser's products, built to the reasonable satisfaction of the Purchaser;

"PRC" means the People's Republic of China;

"Shareholders' Agreement" means an agreement entered into on the date hereof between the Seller, the Purchaser and the Company in relation to the Company, as the same may be amended, modified or supplemented from time to time;

"Shares" means ordinary shares of HK$1.00 each in the share capital of the Company;

"Purchase Consideration" means the consideration payable for the Transaction Shares as specified in Clause 3;

"Taxation" means and includes all forms of tax, levy, duty, charge, impost, fee, deduction or withholding of any nature now or hereafter imposed, levied, collected, withheld or assessed by any taxing or other authority in any part of the world and includes any interest, additional tax, penalty or other charge payable or claimed in respect thereof;

"Transaction Shares" means 9,659,200 Shares to be sold by the Seller to the Purchaser pursuant to this Agreement; and

"US$" means United States dollars, the lawful currency of the United States of America.

1.02 References to statutory provisions shall be construed as references to those provisions as amended or re-enacted or as their application is modified by other provisions (whether before or after the date hereof) from time to time and shall include any provisions of which they are re-enactments (whether with or without modification).

1.03 References herein in Clauses and Schedules are to clauses in and schedules to this Agreement unless the context requires otherwise and the Schedules to this Agreement shall be deemed to form part of this Agreement.

1.04 The expressions "the Purchaser", "the Company" and "the Seller" shall, where the context permits, include their respective successors and permitted assigns.

1.05 All representations, warranties, undertakings, indemnities, covenants, agreements and obligations given or entered into by more than one person are given or entered into severally and not jointly.

1.06 The headings are inserted for convenience only and shall not affect the construction of this Agreement.

1.07 Unless the context requires otherwise, words importing the singular include the plural and vice versa and words importing one gender include the other gender.

1.08 A document expressed to be "in the approved terms" means a document the terms of which have been approved by or on behalf of the parties hereto and a copy of which has been signed for the purposes of identification by or on behalf of the parties hereto.

1.09 Words and phrases the definitions of which are contained or referred to in
Section 2 of the Companies Ordinance, when used in this Agreement, shall be construed as having the meanings thereby attributed to them.

2     PURCHASE OF TRANSACTION SHARES

2.01 Subject to the terms and conditions of this Agreement, the Purchaser hereby agrees to purchase the Transaction Shares for the Purchase Consideration and the Seller hereby agrees to sell the Transaction Shares to the Purchaser on the Completion Date at the Purchase Consideration.

2.02 The Transaction Shares shall be sold free from all liens, charges, third party rights and encumbrances of whatever nature, and shall, against payment by the Purchaser, be transferred to the Purchaser and recorded in the statutory registers of the Company and will accordingly rank pari passu for all dividends and other distributions hereafter declared, made or paid on the issued ordinary share capital of the Company on and with effect from Completion.

2.03 The Purchaser shall not be obliged to complete the purchase of the Transaction Shares unless execution of the Shareholders' Agreement by the Company and the Seller takes place simultaneously in accordance with its terms.

2.04 The Company and the Seller represent and warrant to the Purchaser that all necessary resolutions have been passed and other steps and actions taken to approve the transfer of the Transaction Shares and record the Purchaser as a shareholder on the statutory registers of the Company.

2.05 The Company and the Seller hereby confirm that no person or entity, as of the date of this Agreement, has or will have, from the date of this Agreement to the Completion Date, any right to purchase or subscribe for any Shares, including the Transaction Shares, or any right to request or be allotted or issued Shares from either the Seller or the Company, or any other shares of the Company (including but not limited to shares of the Company in a class different from that of the Shares).

3     CONSIDERATION

3.01 The consideration for the Transaction Shares shall be satisfied by the allotment and issue to the Seller of 1,200,000 shares in the capital of the Purchaser credited as fully paid.

The ordinary shares of the Purchaser to be allotted and issued pursuant to Clause 3.01 shall rank pari passu in all respects with the existing issued ordinary shares of the Purchaser.

4     CONDITIONS

4.01 Completion shall be conditional upon:

      (a) the Purchaser obtaining the consent of its Board of Directors in a form and in terms satisfactory to it;

      (b) the Purchaser being satisfied with the results of its due diligence investigations into the Company;

      (c) the conditions, if any, stipulated in the Shareholders' Agreement having become unconditional in all respects (save for the condition relating to this Agreement becoming unconditional); and

      (d) all representations, warranties and undertakings of the Company and Seller being true, correct and complete as of the Completion Date.

4.02 The Purchaser shall have the discretion to waive all or any part of the conditions set out in Clause 4.01 and any such waiver shall only be effective if made in writing and may be subject to such conditions as the Purchaser deems fit. Unless so waived, the parties (to the extent that each is able) shall use all reasonable endeavours to procure the fulfilment of the conditions in Clause
4.01 by the date referred to in Clause 4.03.

4.03 If the conditions set out in Clause 4.01 are not fulfilled or waived, as applicable, for any reason whatsoever within 90 days from the date of this Agreement, the Purchaser or the Seller, as the case may be, shall have the right to terminate this Agreement and upon the exercise of such right, this Agreement shall forthwith be terminated and none of the parties to this Agreement (save for Clauses 7.04 and 9.03 and Articles 8 and 10) shall have any claim against the others save for any antecedent breach.

5     COMPLETION

5.01 Subject to this Agreement becoming unconditional in all respects, Completion shall take place at 15th Floor, Hang Seng Building, 77 Des Voeux Road Central, Hong Kong on the Completion Date or at such other place and time as shall be mutually agreed by the parties, time in either case being of the essence.

5.02 The Seller and the Company represent and warrant to the Purchaser that (i) the Seller and the Company have the power and authority to enter into this Agreement and to consummate the transactions contemplated hereby, (ii) this Agreement has been duly executed and delivered by each of the Seller and the Company and constitutes a legal, valid and binding obligation of each of the Seller and the Company, enforceable in accordance with its terms, (iii) the Seller has good and marketable title to the Transaction Shares, free of liens, charges and encumbrances, (iv) the shareholders of the Company have approved, at a duly called and held shareholders' meeting, all actions and documents necessary and convenient to the completion of the transactions described herein, including but not limited to the execution and delivery of a Shareholders' Agreement substantially in the form attached hereto as Schedule 5 and (v) the Board of Directors of the Company has resolved and approved, at a duly called and held meeting of the Company's Board of Directors, all actions and documents necessary and convenient the completion of the transactions described herein and to enter the name(s) of the Purchaser and/or its nominee(s) in the register of members of the Company as holders of the Transaction Shares and to execute and deliver the Shareholders' Agreement substantially in the form attached hereto as
Schedule 5.

5.03 At Completion, the Seller shall:-

deliver or cause to be delivered to the Purchaser:-

            (i) an instrument of transfer in respect of the Transaction Shares duly signed by the Seller as transferor;

            (ii) original share certificate in respect of 12,073,999 Shares in the name of the Seller;

            (iii) such other documents as may be required to give the Purchaser or its nominee(s) good title to the Transaction Shares free from all liens, charges, equities, encumbrances and third party rights of any nature and to enable the Purchaser or its nominee(s) to become the registered holders thereof;

            (iv) a copy, certified as true and complete by a director of the Company, of the minutes of the shareholders' meeting and the board meeting of the Company referred to in Clause 5.02 above;

            (v) the Land Grant Contract and Title Certificate and other title documents and approvals to the Land, showing title to the Land to be in the Company, for safekeeping on behalf of the Company;

            (vi)  the Deed of Indemnity duly executed by the Seller; and

            (vii) a fully executed Shareholders' Agreement substantially in the form attached hereto as Schedule 5.

5.04 At Completion, the Purchaser shall:-

      (a) allot and issue to the Seller the Consideration Shares of the Purchaser in satisfaction of the consideration as stipulated under Clause 3 and deliver to the Seller share certificates in respect thereof;

      (b) deliver to the Seller a signature page to the Deed of Indemnity duly executed by the Purchaser.

5.05 Nothing provided for in Clause 5.03 above to occur at the Completion shall be deemed to have occurred until all provided herein to occur at the Completion shall have occurred and when all such have occurred, all shall be deemed to have occurred simultaneously.

5.06 Without prejudice to any other remedies available to the Purchaser, if in any respect the provisions of Clause 5.02 and Clause 5.03 are not complied with (other than as a result of the wilful default of the Purchaser) by the Company on the Completion Date, the Purchaser may:-

      5.06.1 defer Completion to a date not more than 28 days after the Completion Date (and so that the provisions of Clause 5.03, Clause 5.04 and Clause 5.05) shall apply to Completion as so deferred); or

      5.06.2 proceed to Completion so far as practicable (without prejudice to its rights hereunder); or

      5.06.3 rescind this Agreement.

6     TRANSFER OF THE LAND

6.01 The Company shall, pursuant to the instruction the Purchaser, (i) establish one or more wholly-owned subsidiaries (one to be named Immtech Hong Kong Limited or such other name as the Purchaser shall in its sole discretion determine) and
(ii) transfer title in the Land to Immtech Hong Kong Limited or such other wholly-owned subsidiary of the Company as the Purchaser shall so determine, free from encumbrances. The Seller shall be responsible for ensuring that Immtech Hong Kong Limited or the wholly-owned subsidiary of the Company determined by the Purchaser to be the transferee of the Land to be duly registered by the relevant PRC authorities as the owner of the land use right in respect of the Land (free and clear of encumbrances) within six (6) months from IMMT's instruction.

7     REPRESENTATIONS, WARRANTIES AND UNDERTAKINGS

7.01 The Seller and the Company hereby represent, warrant and undertake to the Purchaser (to the intent that the provisions of this Clause shall continue to have full force and effect notwithstanding Completion) in the terms set out in Clause 5, this Clause 7 and in Schedule 3 and acknowledges that the Purchaser, in entering into this Agreement, is relying on such representations, warranties and undertakings and that the Purchaser shall be entitled to treat the same as conditions to the obligations of the Purchaser under this Agreement.

7.02 The representations, warranties and undertakings set out in Clause 5, this Clause 7 and in each paragraph of Schedule 3 shall be separate and independent and save as expressly provided shall not be limited by reference to any other paragraph or anything in this Agreement or the Schedules.

7.03 The representations, warranties and undertakings set out in Clause 5, this Clause 7 and in each paragraph of Schedule 3 shall be deemed to be repeated as at Completion as if all references therein to the date of this Agreement were references to the date of Completion.

7.04 The Seller and the Company hereby undertake to indemnify and keep indemnified the Purchaser (for itself and as trustee for the Company) against any loss or liability suffered by the Purchaser as a result of or in connection with any breach of the said representations, warranties and undertakings including, but not limited to, any diminution in the value of the assets of and any payment made or required to be made by the Purchaser or the Company and any costs and expenses incurred as a result of such breach provided that the indemnity contained in this Clause shall be without prejudice to any other rights and remedies of the Purchaser in relation to any such breach of representation, warranty or undertaking and all such other rights and remedies are hereby expressly reserved to the Purchaser.

7.05 The Seller hereby represents, warrants and undertakes to the Purchaser that:

      7.05.1 the Seller is not a "U.S. Person" as defined in Regulation S (as the same may be amended from time to time) promulgated under the Securities Act of 1933, as amended ("Securities Act") and at the time this transaction was originated, the Seller was outside the United States and no offer to accept Consideration Shares was made in the United States,

      7.05.2 the Seller agrees not to reoffer, sell, pledge or otherwise dispose of the Consideration Shares for a period of 1 year from the date of receipt of said Consideration Shares. Thereafter, except pursuant to a transaction registered under the Securities Act or pursuant to an exemption from such registration, Seller agrees not to reoffer or sell the Consideration Shares, or to cause any transferee permitted hereunder to reoffer or sell the Consideration Shares except in a transaction meeting the requirements of Regulation S or Rule 144 under the Securities Act,

      7.05.3 the Seller is acquiring the Consideration Shares solely for his own account and not with a view to the distribution thereof to or for the benefit or account of any U.S. Person, in whole or in part. Seller understands and agrees he may bear the economic risk of an investment in the Consideration Shares for an indefinite period of time. The Seller does not now have or, in the future, will not take any short position or comparable hedge position in the Purchaser's Common Stock. Stop transfer instructions have been or will be placed on any certificates or other documents evidencing the Consideration Shares so as to restrict the resale, pledge, hypothecation or other transfer thereof in accordance with the provisions hereof and the provisions of Regulation S or Rule 144 promulgated under the Securities Act, and

      7.05.4 the Seller is not an "investment company" or an entity controlled by an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended.

7.06 The Seller and the Company represent and warrant that (i) the Business shall be operated in a manner consistent with past practices during the period from the date hereof until Completion and (ii), between the date hereof and Completion, the Company shall not, without the prior consent in writing of the Purchaser, enter into any contracts or hire any employees.

8     GUARANTEE

8.01 In consideration of the Purchaser entering into this Agreement, the Seller as primary obligor hereby unconditionally and irrevocably guarantees by way of continuing guarantee to the Purchaser the due and punctual performance and observance by the Company of all obligations, commitments, undertakings, agreements, representations, warranties, indemnities and covenants under or pursuant to this Agreement and agrees to indemnify and keep indemnified the Purchaser in full from and against all liabilities, losses, damages, claims, costs and expenses (including all legal costs and expenses on a full indemnity basis) which the Purchaser may suffer through or arising from any breach or non-fulfilment by the Company of such obligations, commitments, undertakings, agreements, representations, warranties, indemnities or covenants or as a result of the failure by the Company to make any payment under the Agreement when due or as a result of any of such obligations, commitments, undertakings, agreements, representations, warranties, indemnities or covenants of the Company being or becoming void, voidable or unenforceable for any reason whatsoever (whether or not known to the Purchaser), the amount of such costs, expenses, losses or damages being the amount which the Purchaser would have otherwise been entitled to recover from the Company together with all expenses which the Purchaser may incur in proceeding against the Company.

8.02 The Seller, as primary obligor, unconditionally and irrevocably agrees that if and whenever the Company defaults for any reason whatsoever in the performance of any obligation or liability undertaken or expressed to be undertaken by it under or pursuant to this Agreement, the Seller shall forthwith upon demand unconditionally perform (or procure performance of) and satisfy (or procure the satisfaction of) the obligation or liability in regard to which such default has been made in the manner prescribed by this Agreement and so that the same benefits shall be conferred on the Purchaser as it would have received if such obligation or liability had been duly performed and satisfied.

8.03 The guarantee and indemnity set out in this Clause shall be a continuing security to the Purchaser for all obligations, commitments, undertakings, representations, warranties, indemnities and covenants on the part of the Company under or pursuant to this Agreement notwithstanding any settlement of account or other matter or thing whatsoever and is in addition and without prejudice to and not in substitution for any rights or security which the Purchaser may now or hereafter have or hold for the performance and observance of the obligations, commitments, undertakings, agreements, representations, warranties, indemnities and covenants of the Company under or in connection with this Agreement.

8.04 As a separate and independent stipulation, the Seller agrees that any obligation expressed to be undertaken by the Company under this Agreement (including, without limitation, any monies expressed to be payable under this Agreement) which may not be enforceable against or recoverable from the Company by reason of any legal limitation, disability or incapacity or any other fact or circumstance shall nevertheless be enforceable against or recoverable from the Seller as though the same has been incurred by the Seller and that the Seller was the principal obligor in respect thereof and shall be performed or paid by the Seller in accordance with the terms of this Agreement.

8.05 The obligations of the Seller under this Clause shall not be affected by any matter or thing which but for this provision might operate to affect or prejudice those obligations, including without limitation:

      (a) any time or indulgence granted to, or composition with, the Company or any other person;

      (b) the taking, variation, renewal or release of, or neglect to perfect or enforce this Agreement or any right, guarantee, remedy or security from or against the Company or any other person;

      (c) any unenforceability or invalidity of any obligation of the Company, so that this Clause shall be construed as if there were no such unenforceability or invalidity;

      (d) the liquidation, winding-up, receivership or bankruptcy of the Company or the bankruptcy or individual voluntary arrangement or any similar arrangement of the Seller; and

      (e) any other act, matter, event or omission which, but for this provision, would or might operate to discharge, impair or otherwise affect the Seller's liabilities hereunder.

The Seller waives any right available to it under any applicable law which is inconsistent with any provision of this Clause 8 or which might otherwise require the Purchaser to proceed against the Company or any other person before making a demand on the Seller.

8.06 So long as any of the obligations, commitments, undertakings, agreements, representations, warranties, indemnities and covenants of the Company under or pursuant to this Agreement remains outstanding the Seller shall not exercise any right of subrogation or any other right of a surety or enforce any security or other right or claim against the Company or any other person whether in respect of its liability under this Clause 8 or otherwise or claim in the insolvency, liquidation or bankruptcy of the Company in competition with the Purchaser.

8.07 All payments under this Clause 8 shall be made in full without set-off or counterclaim or any restriction or condition and free and clear of any present or future taxes, duties, charges or other deductions or withholdings of any nature. If any deduction or withholding is required to be made from any such payment the Seller shall, together with such payment, pay to the Purchaser such additional amount as is necessary to ensure that the Purchaser receives the full amount due hereunder.

8.08 Notwithstanding anything to the contrary herein, the aggregate maximum liability of the Seller in respect of any claims that may be made against him hereunder and under other provisions of this Agreement shall be limited as follows:-

      (a) the aggregate maximum liability of the Seller in respect of all claims under this Agreement shall not exceed the greater of (i) the aggregate value of the shares of Common Stock of the Purchaser paid
            (x) to the Seller as Purchase Consideration and (y) granted to the Seller or the Company for the Business, in each case valued at the five-day weighted-average price of the Common Stock on the principal exchange on which the Common Stock is traded preceding the date of any Event of Default, Event of Dissolution or date of liquidation of the Company (as defined in the Shareholders' Agreement), such date determined in the Purchaser's sole discretion, plus the value of any other contribution the Purchaser makes to the Company or the Seller to benefit the construction of the Plant or to further the Business or (ii) ten million United States dollars (US$10,000,000.00); and

      (b) no claims may be brought against the Seller in respect of all or any claims hereunder after the completion of construction of the Plant to the Purchaser reasonable satisfaction, (the "Expiry Date") and all liabilities of the Seller to the Purchaser pursuant to this Deed shall be absolutely extinguished and discharged after the Expiry Date unless the Seller shall have been given written notice by the Purchaser prior to the Expiry Date of any claims and such claims are still outstanding or have not been settled or withdrawn on the Expiry Date.

9     ACCESS TO INFORMATION

9.01 From the date of this Agreement and until Completion, the Purchaser, its professional advisers and appointed representatives shall have the right upon prior appointment to visit the facilities of the Company as they reasonably require so as to:

      (a) verify the accuracy of the representations, warranties and undertakings of the Seller or the Company contained herein;

      (b)   check the existence and condition of the assets thereat; and

      (c) carry out a review of and investigation into the history, assets, liabilities, financial condition, contracts, commitments and the business of the Company.

9.02 The Seller and Company hereby undertake with the Purchaser to insure that any information and documents required by the Purchaser or its professional advisers or appointed representatives for the purposes of such review and investigation referred to in Clause 9.01 shall be promptly made available, and copies of such information and documents shall be permitted to be made by the Purchaser or its professional advisers or appointed representatives. The information and documents referred to under this Clause 9 include, but shall not be limited to:

      (a)   the books of account of the Company including all accounts ledgers;

      (b)   the statutory books of the Company or copies thereof;

      (c)   a list of the assets, liabilities and receivables of the Company;

      (d) details of all bank accounts of the Company (including the name and address of the bank with whom the account is kept and the number and nature of the account) and a statement of the credit and debit balance thereon as at the close of business on the date of this Agreement;

      (e) copies of all licenses, agreements, agencies or all other documents which affect the Company;

      (f) copies of all banking facility documentation entered into by the Company, if any;

      (g) copies of all guarantees and any security documents entered into by the Company, if any; and

      (h)   all financial statements and accountants work papers of the Company.

9.03 The Purchaser hereby undertakes with the Company that it will not, prior to Completion and save as required by law, make use of or disclose or divulge any information relating to the Seller or the Company obtained by it or its representatives pursuant to this Clause 9 to persons other than its own officers, employees or professional advisers. Notwithstanding the foregoing, the Purchaser undertakes to keep strictly confidential the business affairs and prospects of the Seller and the Company unless any announcement or disclosure is required to be made by law or any regulatory authority to which the Purchaser is subject and in such event, the Purchaser shall consult with the Seller and the Company before making any such announcement or disclosure.

10    RESTRICTION ON ANNOUNCEMENTS

Each of the parties hereto undertakes that prior to Completion and thereafter it will not (save as required by law or any rule of any relevant stock exchange or any regulatory authority to which it is subject) make any announcement in connection with this Agreement unless the other party hereto shall have given its consent to such announcement (which consent may not be unreasonably withheld or delayed and may be given either generally or in a specific case or cases and may be subject to conditions).

11    COUNTERPARTS

This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

12    ENTIRE AGREEMENT

This Agreement is the entire agreement among the parties, and, when executed by the parties hereto, supersedes all prior agreements, understandings and communications, either verbal or in writing, among the parties hereto with respect to the subject matter contained herein. Any amendment or variation of this Agreement must be in writing and duly signed by the parties hereto. If any provision of this Agreement is held to be illegal or unenforceable, the enforceability of the remainder of this Agreement shall not be affected.

13    WAIVER

Any failure by a party hereto to comply with any obligation, agreement or condition herein may be expressly waived in writing by the other party hereto, but no failure or delay by the Purchaser in exercising any right, power or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of the same preclude any further exercise thereof or the exercise of any other right, power or remedy. Without limiting the foregoing, no waiver by the Purchaser of any breach by the Company of any provision hereof shall be deemed to be a waiver of any subsequent breach of that or any other provision hereof. If at any time any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect, the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby.

14    ASSIGNMENT

This Agreement and all of the provisions hereof shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either party hereto without the prior written consent of the other party.

15    FURTHER ASSURANCE

Each party hereto shall do and perform or cause to be done and performed such further acts and things and shall execute and deliver all such other agreements, certificates, instruments and documents as the other party hereto may reasonably request in order to give full effect to the terms of this Agreement.

16    MISCELLANEOUS

16.01 Governing Law: Arbitration

      This Agreement shall be construed and interpreted in accordance with the laws of Hong Kong, without regard to its laws regarding conflict of laws. Any dispute arising hereunder shall be exclusively settled by confidential arbitration at the Hong Kong International Arbitration Centre under its then rules. The arbitration shall be conducted in Hong Kong by three arbitrators, one selected by each party to the dispute and the third by the two so selected. Judgment upon the arbitrators' award may be entered and enforced in any court of competent jurisdiction. The arbitrators shall have no authority to amend this Agreement.

16.02 Notices

      Each notice, demand or other communication given or made under this Agreement shall be in writing and delivered or sent to the relevant party at its address or facsimile number set out below (or such other address or facsimile number as the addressee has by five (5) Business Days' prior written notice specified to the other parties):

      To the Purchaser:

            Name:                   IMMTECH INTERNATIONAL INC.
            Address:                150 Fairway Drive, Suite 150, Vernon Hills,
                                    IL 60061, United States of America
            Fax Number:             (001)-847-573-8288
            Attention:              Mr. T. Stephen Thompson

      To the Seller:

            Name:                   MR. CHAN KON FUNG
            Address:                Flat B, 16th Floor, 132 Broadway, Mei Foo
                                    Sun Chuen, Kowloon, Hong Kong
            Fax Number:             (852) 2541 5381

      To the Company:-

            Name:                   LENTON FIBRE OPTICS DEVELOPMENT
                                    LIMITED
            Address:                15th Floor, Hang Seng Building,
                                    77 Des Voeux Road, Central, Hong Kong
            Fax Number:             (852) 2541 5381
            Attention:              Mr. Chan Kon Fung

      Any notice, demand or other communication so addressed to the relevant party shall be deemed to have been delivered (a) if given or made by letter, when actually delivered to the relevant address; and (b) if given or made by fax, when dispatched.

16.03 Rescission

      Any right of rescission conferred upon the Purchaser hereby shall be in addition to and without prejudice to any other rights and remedies available to it.

16.04 Costs

      Each party to this Agreement shall bear its own costs of and incidental to this Agreement and the transactions contemplated hereunder provided that if the Purchaser shall lawfully exercise any right hereby conferred to rescind this Agreement the Seller shall indemnify the Purchaser against all costs and expenses without limitation of other remedies available at law or in equity, incurred in the preparation of this Agreement.

16.05 Time of the Essence

      Time shall be of the essence as regards any date or period mentioned in this Agreement or any date or period substituted for the same by agreement of the parties hereto or otherwise.

IN WITNESS WHEREOF this Agreement has been executed on the day and year first above written.

SIGNED by                              )  /s/   T. Stephen Thompson
for and on behalf of                   )
IMMTECH INTERNATIONAL INC.             )
in the presence of:-                   )  /s/   Notary


SIGNED by                              )  /s/   Chan Kon Fung
for and on behalf of                   )
LENTON FIBRE OPTICS                    )
DEVELOPMENT LIMITED                    )
in the presence of:-                   )  /s/   Notary


SIGNED by                              )  /s/   Chan Kon Fung
MR. CHAN KON FUNG                      )
in the presence of:-                   )  /s/   Notary

                                   SCHEDULE 1

                           Particulars of the Company

Name:                         LENTON FIBRE OPTICS DEVELOPMENT LIMITED

Number:                       673085

Date of Incorporation:        23 April 1999

Place of Incorporation:       Hong Kong

Registered Office:            15th Floor, Hang Seng Building, 77 Des Voeux Road
                              Central, Hong Kong

Authorised Share Capital:     HK$12,500,000.00 divided into 12,500,000 shares of
                              HK$1.00 each

Issued Share Capital:         HK$12,074,000.00 divided into 12,074,000 shares of
                              HK$1.00 each as at the date hereof

Directors:                    Chan Kon Fung
                              Seconom Limited

                              Sellers                   No. of Shares held
                                                        as at the date hereof
                              -------                   ---------------------
                              Chan Kon Fung             12,073,999
                              Seconom Limited                    1

                                   SCHEDULE 2

                                    THE LAND

Description of Property            Tenure                     Owner
-----------------------            ------                     -----

Lot No. B105-20, Futian    50 years from 5th         Lenton Fibre Optics
Bonded Zone, Shenzhen,     February, 2001 to 5th     Development Limited
People's Republic          February, 2050
of China

                                   SCHEDULE 3

                  Representations, Warranties and Undertakings

Corporate Matters

1. The Company has been duly incorporated and is validly existing under the laws of Hong Kong and has full power, authority and legal right to own its assets and carry on its business in the manner presently conducted and the Company is not in receivership or liquidation, it has taken no steps to enter into liquidation and no petition has been presented for winding up the Company and there are no grounds on which a petition or application could be based for the winding up or appointment of a receiver of the Company or any part of its business or assets.

2. The Company does not have any subsidiary or own directly or indirectly, any equity security or other interests in any company partnership or other business entity.

3. There are no options, warrants, convertible securities or other rights or agreements outstanding which call for the issue or purchase of or accord to any person (i) the right to call for the issue of any Shares in the capital of the Company or the issue of any such options, warrants, convertible securities or rights; or (ii) the right to require the creation of any mortgage, charge, pledge, lien or other security or encumbrance over the Shares or any shares in the capital of the Company.

4. A copy of the Memorandum of Association and Articles of Association of the Company which has been produced to the Purchaser are accurate and complete in all material respects and have attached to it copies of all resolutions and agreements which are required to be so attached. The Company has complied with its Memorandum of Association and Articles of Association in all material respects and none of the activities, agreements, commitments or rights of the Company is ultra vires or unauthorised or in violation of any applicable laws.

5. Each of the Seller and the Company has full power and authority and all necessary consents, approvals and authorisations to empower it to enter into this Agreement and to incur and perform fully the obligations provided for herein and (in the case of the Seller only) to sell the Transaction Shares, and to incur and perform fully the obligations provided in the Deed of Indemnity.

6. This Agreement has been duly executed and delivered by the Seller and the Company and constitutes valid and binding obligations of the Seller and the Company and enforceable against them respectively in accordance with its terms.

7. The Transaction Shares will, upon Completion, constitute 80% of the issued share capital of the Company and will be sold free from all liens, charges, third party rights and encumbrances of whatever nature and will, against payment by the Purchaser, be credited as fully paid in the manner referred to in Clause 2.02 and will rank pari passu in all respects as one class of shares with the remainder of the ordinary shares in the capital of the Company and will rank pari passu for all dividends and other distributions hereafter declared, made or paid on the issued ordinary share capital of the Company on and with effect from Completion.

8. All statutory and other books and records of the Company are and have, since its incorporation, been kept up to date, and will on Completion be up to date and properly, accurately and consistently completed and are a complete or will on Completion be complete and show an accurate record of all acts and transactions of the Company and of all matters required by law or best business practice to be recorded or registered therein and all such documents are in the possession of the Company. The Company has not received any notice of any application or intended application under the Companies Ordinance for rectification of the Company's register and all annual or other returns required to be filed with the Companies Registry have been properly filed within any applicable time limit and all legal requirements relating to the formation of the Company and the issue of shares and other securities have been complied with.

Trading and General Commercial Matters

9. The Company has good and marketable title to all stocks used in its business free from any liens, mortgages, charges, encumbrances or other third party rights and the stock is in good condition and of normal merchantable quality and capable of being sold by the Company in the ordinary course of business.

10. The fixed and loose plant, machinery, furniture, fixtures and fittings, equipment and vehicles and the tangible assets used in connection with the business of the Company and all other fixed assets referred to in the Accounts and any additions thereto made since the Accounting Date are the sole and absolute property of and held by the Company free from any liens, mortgages, charges, encumbrances, hire or hire purchase agreements, credit sale agreements or agreements for payment on deferred terms or bills of sale and the Company has good and marketable title thereto and all such assets are in the possession or under the control of the Company and, where it is disclosed that any such assets have been disposed of, they have not been disposed of at less than book value. Neither the construction, positioning nor use of any of the Company's assets, nor the assets themselves contravene any relevant provision of any legislation, regulation or other requirement having the force of law, and all such assets owned or used by the Company are in good repair and capable of being used for the purposes for which they were designed, acquired or used by the Company and have throughout their period of ownership by the Company been maintained and serviced in accordance with their manufacturers' recommendations.

11. There are no loans, guarantees, pledges, mortgages, charges, liens, debentures, encumbrances or unusual liabilities given, made or incurred by or on behalf of the Company.

12. The books of accounts of the Company accurately present and reflect in accordance with generally accepted accounting principles and standards within the Company's jurisdiction of incorporation, a true and fair view of all assets and liabilities (including any liability for taxation) of the Company and all transactions entered into by the Company or to which it has been a party and all documents which are subject to stamp or similar duty have been duly stamped.

13.   The Company is not a party to:-

      (a) any contract which involves or is likely to involve obligations, restrictions or expenditure of an unusual or onerous nature or which, in accordance with its terms, cannot or will not be fulfilled or performed within three (3) months from the date of such contract;

      (b) any contract materially or adversely affecting its business or assets or restricting the Company's freedom of action in relation to its normal business activities;

      (c)   any contracts not made in the ordinary course of business;

      (d) any contracts for the purchase of materials, supplies or equipment which are in excess of the requirements of the Company for its normal operating purposes or require expenditure in excess of fifty thousand Hong Kong dollars (HK$50,000.00);

      (e) any sales agency, distribution, marketing, purchasing or licensing agreements;

      (f) any joint venture, agency or partnership arrangement or agreement or similar arrangement or agreement except for this Agreement;

      (g) any contract for services (other than contracts for the supply of normal office services).

14. There are no contracts or obligations, agreements or arrangements to which the Company is a party or by which the Company is bound which are void, illegal, unenforceable, registrable or notifiable under or contravening any laws or regulations.

15. There are no agreements (including any lease or license) concerning the Company which can be terminated or which have been terminated or under which the rights of any person are liable to be materially adversely affected as a result of a change in control of the Company or in the composition of the Board of Directors of the Company.

16. The Company has no liabilities except liabilities arising in the ordinary course of business under purchase orders, supply contracts, sale contracts, or other liabilities not required by generally accepted accounting principles to be referred to in the Accounts and the Company is not owed any moneys other than trade debts and cash at bank.

17. The Company has provided to the Purchaser full and accurate details of each bank, or other financial institution at which the Company has an account or safety deposit box and the names of all persons authorised to draw thereon or have access thereto.

18. All amounts received by the Company have been deposited with one or other such banks or other financial institutions as appear in the appropriate accounting books.

19. There are no loans, guarantees, pledges, mortgages, charges, liens, debentures, encumbrances or liabilities given, made or incurred by or on behalf of the Company (and, in particular, but without limiting the foregoing, no loans have been made by or on behalf of the Company to any directors or shareholders of the Company) and no director or other person has given any guarantee of or security for any financial or other obligation of the Company.

20. The Company is not in default under any provision of any contract or agreement (including any lease or license) to which it is a party or by which it is bound and no event has occurred which constitutes a default, or which with the giving of notice or the passage of time or otherwise, would constitute a default under such contract or agreement (including any lease or license) or which would require the premature repayment of any loans or other amounts due thereunder and no party with whom the Company has entered into any agreement is in default thereunder.

21. The Company has given no powers of attorney and no other authority express, implied or ostensible which is still outstanding or effective to any person to enter into any contract or commitment to do anything on its behalf other than the authority of employees to enter into routine trading contracts in the normal course of their duties.

22. The Company is not the subject of any official investigation or inquiry and there are no facts or circumstances which are likely to give rise to any such investigation or inquiry.

23. The Company has at all times carried on its business in compliance with all, and is not in violation of any applicable laws and regulations and neither the Company, nor any of its officers, has committed any criminal offence or any tort or any breach of the requirements or conditions of any statute, treaty, regulation, bye-law or other obligation relating to the Company or the carrying on of its business and without prejudice to the generality of the foregoing the Company has obtained all licenses and consents necessary for the carrying on of its current business, and all such licenses and consents are valid and subsisting and all conditions attached thereto have been complied with in full and there is no reason why any of them should be suspended, cancelled or revoked.

24. There is no order, decree or judgement of any court or any governmental or regulatory authority (whether of Hong Kong or any other jurisdiction) applicable to or binding upon the Company. There is no provision of any statute, rule or regulation applicable to or binding upon the Company which adversely affects the business, prospects, assets or condition, financial or otherwise, of the Company.

25. Save as required by applicable law, there is no restriction whatsoever on the ability of the Company to declare and pay any dividends or to make other distributions.

26. The directors of the Company will not pending Completion invite any employees of the Company, including executive Directors, to enter into any options to subscribe for Shares or receive any other incentive from the Company or any Seller.

The Land

27. The Land comprises all the Land and premises owned or occupied by the Company at the date hereof and all the estate, interest, right and title whatsoever of the Company in, under, over or in respect of any Land or premises and the descriptions set out in Schedule 2 are correct and not misleading.

28. The Company possesses good title to the Land free and clear of all claims, charges, mortgages, liens, encumbrances, leases, tenancies, options, covenants, restrictions, conditions or other agreements affecting the same and the Company has exclusive and unfettered possession of the Land. The Land is fully capable of development of the Plant for pharmaceutical manufacturing.

29. The title to the Land is properly constituted by and can be deduced from documents of title which are in the possession and under the control of the Company and the Company is the registered and beneficial owner of the Land and there are no entries in the relevant PRC authorities or elsewhere against the Land which are adverse to the title of the Company to any of the Land.

30. The present use of the Land is a permitted use for the purpose of the relevant planning or building regulations and is not adversely affected or likely to be adversely affected by any planning proposals and the Company is not a temporary user or user subject to any conditions giving rise to abnormal expenditure.

31. The Land is not affected by any order or notice of or proceedings involving any governmental or local authority or other body or any agreement with any of the same or by any notices served by the Company on any such authority or body.

32. The Land complies with all statutes, regulations, bye-laws and other relevant legislation.

33. All policies of insurance relating to the Land effected by the Company (including fixtures, fittings and consents) are current and valid, cover the full re-instatement value thereof (including where the relevant property is let, five (5) years' loss of rent and where the relevant property is under construction, a contractor's all risks policy) and are not subject to any special or unusual terms or restrictions or to the payment of any premium in excess of the normal rate for policies of the same kind and in respect of policies on properties held on lease where the Company is responsible for maintaining insurance, the policy conforms in all respects with the requirements of the lease under which each of the Land is held.

34. The Company has not entered into any agreements with any water, sewage or other utilities authority for the supply of water sewerage or other facilities to or from the Land or mains or other equipment laying and has not deposited any moneys with any such authority as security therefor.

35. Copies of any mortgages, charges or debentures affecting any of the Land have been produced to the Purchaser and the Company has not committed any material breach thereof.

Confidential Information

36. The Company does not use any processes and is not engaged in any activities which involve the misuse of any know-how, lists of customers or suppliers, trade secrets, technical processes or other confidential information ("Confidential Information") belonging to any third party. There has been no actual or alleged misuse by any person of any of its Confidential Information. The Company has not disclosed to any person any of its Confidential Information except where such disclosure was properly made in the normal course of the Company's business and was made subject to an agreement under which the recipient is obliged to maintain the confidentiality of such Confidential Information and is restrained from further disclosing it or using it other than for the purposes for which it was disclosed by the Company.

Intellectual Property Rights

37. The Company does not use any processes and is not engaged in any activities which infringe any patents, copyrights, trademarks, designs, business names or other registrable or unregistrable intellectual property rights ("Intellectual Property Rights") of any third party. The Company does not own or use any Intellectual Property Rights in connection with its business.

Business Names

38.   The Company does not carry on business under any name other than its own.

Insurance

39. All assets of the Company of an insurable nature have at all times been and are insured in amounts to the full replacement value thereof against such risks as are in accordance with good commercial practice normally insured against in the PRC and the Company has at all times been adequately covered against accident, third party, public liability, product liability and other risks normally covered by insurance and nothing has been done or omitted to be done by or on behalf of the Company which would make any policy of insurance void or voidable or enable the insurers to avoid the same and there is no claim outstanding under any such policy and there are no circumstances likely to give rise to such a claim or result in an increased rate of premium on their next renewal.

40. All information furnished in obtaining or renewing the insurance policies of the Company was correct full and accurate when given and any change in that information required to be given was correctly given. The Company is not in default under any of these policies.

41. The Company has not suffered any uninsured extraordinary or unusual losses nor waived any rights of material or substantial value nor allowed any insurance to lapse.

Litigation

42. The Company is not engaged in any litigation, arbitration, prosecution or other legal proceedings nor is there any such proceeding pending or to the knowledge of the Company threatened against or involving the Company (whether as plaintiff or defendant or otherwise) nor is there any claim or any fact or circumstance which may give rise to a claim against the Company or against any person for whose acts or defaults the Company may be vicariously liable.

43. In particular but without prejudice to the generality of the foregoing there are no disputes between the Company and its customers, suppliers or employees in relation to defective or unsafe goods, plant or work or any loss, damage or personal injury resulting therefrom.

44. There is no unsatisfied judgement, court order or tribunal or arbitral award outstanding against the Company and no distress, execution or process has been levied on any part of its business or assets.

Matters since the Accounting Date

45.   Since the Accounting Date:

      (a) Save for this Agreement, the Company has not incurred or become subject to any liability (whether for taxation or otherwise) or obligation (absolute or contingent);

      (b) to the best knowledge of the Company, no event, circumstance, occurrence, fact, condition, change or effect that is adverse to the business, operations, results of operations, financial condition, prospects, properties, assets or liabilities of the Company has occurred or is likely to occur;

      (c) there has been no interruption or alteration in the nature, scope or manner of the business of the Company which business has been carried on lawfully and in the ordinary and usual course of business so as to maintain it as going concern.

      (d) there has been no adverse change in the customer relations of the said business or in the financial condition or the position, prospects, assets or liabilities of the said business or the Company as compared with the position disclosed by the Accounts and no damage, destruction or loss (whether or not covered by insurance) affecting the said business or its assets;

      (e) the Company has continued to pay its creditors in the ordinary course of business;

      (f) no tender, quotation or offer issued by the Company and still outstanding is or will be capable of giving rise to a contract merely by an order, acceptance or other action by another party;

      (g) the Company has not repaid any loan capital in whole or in part (other than indebtedness to its bankers) nor has it become bound or liable to be called upon to repay prematurely any loan capital or borrowed moneys;

      (h)   the Company has not waived or released any rights howsoever arising;

      (i) the Company has not incurred any capital expenditures, made any capital commitments or disposed of any fixed assets;

      (j)   the Company has not hired or dismissed any employees;

      (k) no sum or benefit has been paid, applied or voted to any officer or employee of the Company by way of remuneration, bonus, incentive or otherwise in excess of the amounts paid or distributed to them by the Company at the Accounting Date so as to increase their total remuneration and no new service agreements have been made or renewed by the Company since the Accounting Date and the Company is under no contractual or other obligation in respect thereof nor has the Company changed the terms of service of any officer or employee;

      (l) no dividends, bonuses or other distributions have been paid or made in respect of any of the Shares;

      (m) no share or loan capital of the Company has been issued or agreed to be issued or any option or right therefor granted;

      (n) the Company has not undergone any capital reorganisation or change in its capital structure;

      (o) no resolutions have been passed other than the resolutions to approve this transaction, by the Company and nothing has been done in the conduct or management of the affairs of the Company which would be likely to materially reduce the net asset value of the Company;

      (p) the Company has not incurred or become subject to any liability or obligation (absolute or contingent) except current liabilities and obligations incurred under contracts entered into in the ordinary course of business; and

      (q) the Company has not discharged or satisfied any lien or encumbrance or any other obligation or liability (absolute or contingent) other than liabilities disclosed in the Accounts as at the Accounting Date and current liabilities incurred since the Accounting Date in the ordinary course of business.

Accuracy of Information Provided

46. All information contained in this Agreement (including the recitals and the Schedules) is true and accurate.

47. All written information given or provided to the Purchaser and its professional advisers by the Company, its professional advisers and the officers of the Company during the negotiations prior to this Agreement was when given, and is at the date hereof, true and accurate and all statements of opinion, intention or expectation in relation to the Company contained in such information were as at the time of such disclosure and will, immediately prior to Completion, having regard to circumstances then subsisting, remain truly and honestly held and had been made after due and careful consideration. There is no fact, omission, matter or circumstance which has not been disclosed in writing to the Purchaser or its professional advisers which renders any such information untrue, inaccurate or misleading or which might reasonably affect the willingness of the Purchaser to proceed with the subscription of the Transaction Shares on the terms of this Agreement.

48. There is no fact or matter concerning the Company and its business and affairs which has not on the basis of the utmost good faith been disclosed prior to the date of this Agreement in writing to the Purchaser by the Company which might reasonably affect the willingness of the Purchaser to proceed with the subscription of the Transaction Shares on the terms of this Agreement.

General

49. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not result in the breach or cancellation or termination of any of the terms or conditions of or constitute a default under any agreement, commitment or other instrument to which the Company is a party or by which the Company or its property or assets may be bound or affected or violate any law or any rule or regulation of any administrative agency or governmental body or any order, writ, injunction or decree of any court, administrative agency or governmental body affecting the Company.

                                   SCHEDULE 4

                                Deed of Indemnity

THIS DEED OF INDEMNITY is made on the 13th day of January 2003

BETWEEN

(1) MR. CHAN KON FUNG of Flat B, 16th Floor, 132 Broadway, Mei Foo Sun Chuen, Kowloon, Hong Kong (the "Seller");

(2) IMMTECH INTERNATIONAL INC., a company incorporated in Delaware with its principal place of business at Suite 150, 150 Fairway Drive, Vernon Hills, IL 60061, United States of America (the "Purchaser"); and

(3) LENTON FIBRE OPTICS DEVELOPMENT LIMITED, a company incorporated in Hong Kong under the Companies Ordinance with registered number 673085 whose registered office is at 15th Floor, Hang Seng Building, 77 Des Voeux Road, Central, Hong Kong (the "Company").

WHEREAS

(A) By a Share Purchase Agreement dated 13th January 2003 (the "Agreement") made between (1) the Seller, (2) the Purchaser and (3) the Company, the Purchaser has agreed to purchase and the Seller has agreed to sell the Transaction Shares (as defined in the Agreement) in the capital of the Company on the terms and conditions therein contained, and the Seller has agreed to guarantee the obligations of the Company thereunder.

(B) It is a condition of the completion of the Agreement that the Seller deliver to the Purchaser this Deed of Indemnity as duly executed.

NOW THIS DEED WITNESSES as follows:-

1.    INTERPRETATION

1.01  In this Deed, unless the context requires otherwise:-

            (a) words and expressions and other rules of interpretation defined, used or set out in the Agreement have the same meanings and application in this Deed;

            (b) "Claim" means any assessment, notice, demand or other document issued or action taken by or on behalf of any person, authority or body whatsoever and of whatever country from which it appears that the Company is liable or is sought to be made liable to make any payment or is deprived or is sought to be deprived of any relief or allowance or credit or right to repayment of taxation;

            (c) "event" includes (without limitation) the death of any person, any action, omission or transaction whether or not the Company is a party thereto and includes completion of the subscription of the Transaction Shares by the Purchaser and references to the result of events on or before the date hereof shall include the combined result of two or more events one or more of which shall have taken place before the date hereof;

            (d) references to income or profits or gains earned, accrued or received shall include income or profits or gains deemed to have been or treated as or regarded as earned, accrued or received for the purposes of any legislation;

            (e) references to a Claim shall include any Claim whether made before or after the date hereof and whether satisfied or unsatisfied at the date hereof and shall also include:

                  (i) the loss of any relief, allowance or credit granted by or pursuant to any legislation or otherwise for taxation purposes which could but for the Claim in question have been available to the Purchaser or the Company whether or not the said loss results in any taxation being payable at the time of such loss; and

                  (ii) the nullifying or cancellation of a right to repayment of taxation which would have been so available or is at the date hereof assumed by the Company or the Purchaser to be available;

                  and in such a case the amount of taxation which could otherwise have been relieved, allowed or credited by the relief allowance or credit so lost or the amount of repayment which would otherwise have been obtained shall be treated as an amount of taxation for which a liability has arisen;

            (f) references to the Agreement shall be construed as references to the Agreement as amended or supplemented from time to time.

1.02 The expressions "the Company", "the Seller" and "the Purchaser" shall, where the context permits, include their respective successors, personal representatives and assigns.

2.    INDEMNITY

      Subject as hereinafter provided, the Seller hereby undertakes to indemnify and keep indemnified the Purchaser (for itself and as trustee for the Company) and the Company against any loss or liability suffered by the Purchaser or the Company including, but not limited to, losses resulting from any breach of representations, warranties or covenants contained in this Deed, the Subscription Agreement or the Shareholders' Agreement and any diminution in the value of the assets of or shares in the Company, any payment made or required to be made by the Purchaser or the Company and any costs and expenses incurred as a result of or in connection with any Claim falling on the Company resulting from or by reference to any income, profits or gains earned, accrued or received on or before the date hereof or any event on or before the date hereof whether alone or in conjunction with other circumstances and whether or not such is chargeable against or attributable to any other person, firm or company.

3.    EXCEPTIONS

      The indemnities given by this Deed do not cover any Claim:

            (a) to the extent that provision or reserve in respect thereof has been made in the Accounts or to the extent that payment or discharge of such Claim has been taken into account therein; or

            (b) for which the Company is primarily liable as a result of transactions in the ordinary course of its business after the Accounting Date.

4.    COSTS AND EXPENSES

      The indemnities given by this Deed shall cover all costs and expenses (on a full indemnity basis) incurred by the Purchaser or the Company in connection with any Claim, and any penalties, fines or interest payable by the Purchaser or the Company relating to any Claim for which the Seller is liable under this Deed.

5.    REIMBURSEMENT

      In the event that any Claim the subject of an indemnity hereunder is or has been discharged (whether by payment or by the loss of any relief, allowance, credit or right to repayment of taxation) or suffered by the Company the indemnity given hereunder shall take effect as a covenant by the Seller forthwith to reimburse the Company for any amount so paid or to compensate the Company for any loss of relief, allowance, credit or right to repayment so suffered.

6.    SET-OFF AND DEDUCTIONS

      All payments to be made by the Seller under this Deed shall be made in full without set-off or counterclaim or any restriction or condition and free and clear of any present or future taxes, duties, charges or other deductions or withholdings of any nature. If any deduction or withholding is required by law to be made from any such payment the Seller shall, together with such payment, pay such additional amount as is necessary to ensure that the recipient receives the full amount due hereunder.

7.    WAIVER AND SEVERABILITY

      No failure or delay by the Purchaser or the Company in exercising any right, power or remedy under this Deed shall operate as a waiver thereof, nor shall any single or partial exercise of the same preclude any further exercise thereof or the exercise of any other right, power of remedy. If at any time any provision of this Deed is or becomes illegal, invalid or unenforceable in any respect, the legality, validity and enforceability of the remaining provisions of this Deed shall not be affected or impaired thereby.

8.    ASSIGNMENT

      The Purchaser and the Company may assign their respective rights and benefits under this Deed.

9.    NOTICES

      Each notice, demand or other communication given or made hereunder shall be in writing and delivered or sent to the relevant party at its address or fax number set out below (or such other address or fax number as the addressee has by five (5) days' prior written notice specified to the other parties):

      To the Seller:       Name:                Mr. Chan Kon Fung
                           Address:             Flat B, 16th Floor, 132
                                                Broadway, Mei Foo Sun
                                                Chuen, Kowloon, Hong Kong
                           Fax Number:          (852) 2541 5381

      To the Purchaser:    Name:                Immtech International Inc.
                           Address:             150 Fairway Drive, Suite 150,
                                                Vernon Hills, IL 60061,
                                                United States of America
                           Fax Number:          (001)-847-573-8288
                           Attention:           Mr. T. Stephen Thompson

      To the Company:      Name:                Lenton Fibre Optics
                                                Development Limited
                           Address:             15th Floor, Hang Seng
                                                Building, 77 Des Voeux Road
                                                Central, Hong Kong
                           Fax Number:          (852) 2541 5381
                           Attention:           Mr. Chan Kon Fung

      Any notice, demand or other communication so addressed to the relevant party shall be deemed to have been delivered (a) if given or made by letter, when actually delivered to the relevant address; and (b) if given or made by fax, when dispatched.

10.   GOVERNING LAW: ARBITRATION

      This Deed shall be construed and interpreted in accordance with the laws of Hong Kong, without regard to its laws regarding conflict of laws. Any dispute arising hereunder shall be exclusively settled by confidential arbitration at the Hong Kong International Arbitration Centre under its then rules. The arbitration shall be conducted in Hong Kong by three arbitrators, one selected by each party to the dispute and the third by the two so selected. Judgement upon the arbitrators' award may be entered and enforced in any court of competent jurisdiction. The arbitrators shall have no authority to amend this Agreement.

IN WITNESS WHEREOF this Deed has been executed on the day and year first above written.

SIGNED, SEALED AND DELIVERED                     )     /s/   Chan Kon Fung
by Chan Kon Fung                                 )
in the presence of:                              )     /s/   Notary


SEALED with the COMMON SEAL OF                   )
IMMTECH INTERNATIONAL INC.                       )
and SIGNED by                                    )     /s/   T. Stephen Thompson
                                                 )
its director(s)/ person(s) duly authorized by    )     SEAL
its Board of Directors                           )
in the presence of:                              )     /s/   Notary


SEALED with the COMMON SEAL OF                   )
LENTON FIBRE OPTICS                              )
DEVELOPMENT LIMITED                              )
and SIGNED by                                    )     /s/   Chan Kon Fung
                                                 )
its director(s)/ person(s) duly authorized by    )     SEAL
its Board of Directors                           )
in the presence of:                              )     /s/   Notary

                                   SCHEDULE 5

                             Shareholders' Agreement